Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

QUORUM HEALTH CORPORATION

(As of April 29, 2016)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Quorum Health Corporation (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof. At such annual meetings, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 13 of Article II of these Amended and Restated By-laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. At such annual meetings, the stockholders shall also transact such other business as may properly be brought before the meeting in accordance with these Amended and Restated By-laws.

Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute may only be called by the Board of Directors, the Chairman of the Board of Directors, if one shall have been elected, or the Chief Executive Officer.

Section 4. Notice of Meetings. Except as otherwise expressly required by statute, notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Subject to the requirements of applicable law, notice may be provided by mail, private carrier, facsimile transmission or other form of wire, wireless or other means of electronic transmission. Subject to the requirements of applicable law, notice provided to a stockholder’s e-mail address as indicated on the records of the Corporation shall be deemed proper notice for any purpose set forth in these By-laws. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting (except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened) or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Section 5. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in the event of such person’s absence or if one shall not have been elected, the Chief Executive Officer, shall act as chairman of the meeting. The Secretary or, in the event of such person’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 6. Conduct of Business. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to recess and/or adjourn the meeting in accordance with applicable legal requirements, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) rules and procedures for maintaining order at the meeting and the safety of those present; (ii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (iv) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairman should determine, such chairman shall so declare to the meeting and any such nomination or matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Voting. Except as otherwise provided by statute or the Amended and Restated Certificate of Incorporation and these Amended and Restated By-laws, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in such stockholder’s name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 7 of Article V of these Amended and Restated By-laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact, or as otherwise authorized in accordance with the Delaware General Corporation Law, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation which are present in person or represented by proxy at the meeting and entitled to vote thereon, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Amended and Restated Certificate of Incorporation or of these Amended and Restated By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy.

Section 9. List of Stockholders Entitled to Vote. At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, as required by the Delaware General Corporation Law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 10. Inspectors. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 11. No Stockholder Action by Written Consent. Unless otherwise provided by statute or in the Amended and Restated Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken only upon the voting of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

Section 12. Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of stockholders other than business that is:

(a) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or an authorized committee thereof,

(b) otherwise brought before the meeting by or at the direction of the Board of Directors or an authorized committee thereof, or

(c) otherwise brought before the meeting by a “Noticing Stockholder” who complies with the notice procedures set forth in Section 13 of Article II of these Amended and Restated By-laws.

A “Noticing Stockholder” must be either a “Record Holder” or a “Nominee Holder.” A “Record Holder” is a stockholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a director) to be appropriately conducted at the meeting. A “Nominee Holder” is a stockholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business. Clause (c) of Section 12 of this Article II shall be the exclusive means for a Noticing Stockholder to make director nominations or submit other business before a meeting of stockholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, which proposals are not governed by these Amended and Restated By-laws). Notwithstanding anything in these Amended and Restated By-laws to the contrary, no business shall be conducted at a stockholders’ meeting except in accordance with the procedures set forth in Section 12 of this Article II of these Amended and Restated By-laws and Section 13 of this Article II.

Section 13. Notice of Stockholder Business to be Conducted at a Meeting of Stockholders. In order for a Noticing Stockholder to properly bring any item of business before a meeting of stockholders, any such business must be a proper matter for stockholder action, and the Noticing Stockholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 13 of Article II. This Section 13 of Article II shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(a) To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i) in the case of an annual meeting of stockholders, not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; and

(ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or (to the extent permitted by applicable law) postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(b) To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Stockholder’s notice to the Secretary must:

(i) Set forth, as to the Noticing Stockholder and, if the Noticing Stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

A. the name and address of the Noticing Stockholder as they appear on the Corporation’s books and, if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”) and any Stockholder Associated Person thereof covered by clauses (B) – (D) below,

B. the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record by the Holder and any Stockholder Associated Person thereof, and the date such ownership was acquired,

C. any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any Stockholder Associated Person thereof, and any other direct or indirect opportunity held by such person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

D. any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder or any Stockholder Associated Person thereof has a right to vote or has granted a right to vote any shares of any security of the Corporation,

E. any short interest held by the Holder or any Stockholder Associated Person in any security of the Corporation (for purposes of these Amended and Restated By-laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

F. any rights to dividends on the shares of the Corporation owned beneficially by the Holder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation,

G. any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

H. any performance-related fees (other than an asset-based fee) that the Holder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

I. any arrangements, rights, or other interests described in Sections 13(b)(i)(C)-(H) of Article II held by members of such Holder’s immediate family sharing the same household,

J. a representation that the Noticing Stockholder or a Qualified Representative (as defined below) intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from stockholders in support of the nomination(s) or the business proposed,

K. a certification regarding whether or not such Holder and Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such Holder’s and/or Stockholder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such Holder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation,

L. any other information relating to the Holder or any Stockholder Associated Person thereof that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

M. any other information as reasonably requested by the Corporation.

(ii) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth:

A. a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Stockholder Associated Person in such business, and

B. a description of all agreements, arrangements and understandings, direct and indirect, between the Holder or any Stockholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii) Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

A. all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected),

B. a description of any agreements, arrangements and understandings between or among such Holder or any Stockholder Associated Person, on the one hand, and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director, and

C. a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv) With respect to each nominee for election or reelection to the Board of Directors, the Noticing Stockholder shall include a completed and signed questionnaire, representation, and agreement required by Section 14 of Article II of these Amended and Restated By-laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

(v) A Noticing Stockholder providing notice of a nomination or business proposed to be brought before a meeting in accordance with this Section 13 of Article II shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 of Article II shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the meeting, or if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(c) Notwithstanding anything contained herein to the contrary, if a Noticing Stockholder (or a Qualified Representative thereof) does not appear at a meeting of stockholders of the Corporation to present a nomination or business proposed pursuant to this Section 13 of Article II, or any Rule 14a-8 stockholder proposal, as applicable, unless otherwise determined by the Corporation in advance of such meeting, the Chairman of the meeting may determine and declare that such nomination shall be disregarded and such proposed business or Rule 14a-8 proposal shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 13(c) of Article II, to be considered a “Qualified Representative” of the Noticing Stockholder, a person must be a duly authorized officer or other agent of such Noticing Stockholder, or must be authorized by a writing executed by such Noticing Stockholder or an electronic transmission delivered by such Noticing Stockholder to act for such Noticing Stockholder as proxy at the meeting of stockholders in accordance with applicable law, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(d) Notwithstanding anything in Section 13(a) of Article II to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Amended and Restated By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(e) For purposes of this Section 13 of Article II of these Amended and Restated By-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder. As used in these Amended and Restated By-laws, the term “Stockholder Associated Person” means, with respect to any stockholder, (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (i) or (ii) above. An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.” The term “associate” of a person means: (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

(f) Only those persons who are nominated in accordance with the procedures set forth in these Amended and Restated By-laws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Amended and Restated By-laws. If (i) any information required to be provided pursuant to this Section 13 or Section 14 of Article II, in connection with any proposed director nomination or business (the “Required Information”), is not provided, (ii) any Required Information is inaccurate in any material respect, or (iii) the Noticing Stockholder and/or any Stockholder Associated Person thereof have not acted in accordance with the representations made in the Required Information, then, as applicable, the nomination proposed by any such Noticing Stockholder shall be deemed not to have been provided in accordance with these Amended and Restated By-Laws, and the business proposed by any such Noticing Stockholder shall be deemed not to properly before the meeting in accordance with these Amended and Restated By-laws. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation, or these Amended and Restated By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Amended and Restated By-laws and, if he should determine that any proposed nomination or business is not in compliance with these Amended and Restated By-laws, he shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g) Notwithstanding the foregoing provisions of these Amended and Restated By-laws, a Noticing Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Amended and Restated By-laws; provided, however, that any references in these Amended and Restated By-laws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 12 or this Section 13 of Article II.

(h) Nothing in these Amended and Restated By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of stockholder proposals that are, or that the Noticing Stockholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Amended and Restated By-laws.

Section 14. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 13 of Article II of these Amended and Restated By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon request) that such person:

(a) is not and will not become a party to:

(i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law, and

(b) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as director of the Corporation, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation, including the Corporation’s policy on director resignations following such person’s failure to receive the required vote for re-election at any future meeting at which such person would face re-election, as set forth in the Corporation’s Governance Guidelines.

ARTICLE III

DIRECTORS

Section 1. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

Section 2. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 5 of this Article III.

Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the Chief Executive Officer.

Section 5. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Amended and Restated By-laws. Notice of each special meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 5, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Amended and Restated By-laws, such notice need not state the purposes of such meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) four (4) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, electronic transmission or similar means or (b) two (2) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records. The attendance at or participation of the director at a meeting shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon such director’s arrival objects to holding the meeting or transacting business at the meeting.

Section 6. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the Chief Executive Officer (or, in the Chief Executive Officer’s absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in such person’s absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

Section 7. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Amended and Restated Certificate of Incorporation or these Amended and Restated By-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice need only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

Section 8. Action by Consent. Unless restricted by the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission(s), and the writing or writings or electronic transmission(s) are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

Section 9. Telephonic Meeting. Unless restricted by the Amended and Restated Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 10. Committees. The Board of Directors (i) may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on the New York Stock Exchange (the “NYSE”), by resolution passed by a majority of the entire Board of Directors, designate all committees required by the rules and regulations of the NYSE. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, subject to any applicable requirements of the NYSE.

Each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which require it; provided , however , that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any by-law of the Corporation. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of the NYSE, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 11. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12. Resignations. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Corporation. Any such resignation shall take effect at the time, or upon the happening of an event, specified therein or, if the time or happening of an event when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

OFFICERS

Section 1. General. The executive officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, one or more Presidents, one or more Vice Presidents (including Senior, Executive, Group or other classifications of Vice Presidents), a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose as an officer of the Corporation the Chairman of the Board and any Vice Chairman of the Board. The Chief Executive Officer shall appoint other officers (including, one or more Presidents, Vice Presidents, Assistant Secretaries and one or more Assistant Treasurers) as may be necessary or desirable. The officers of the Corporation shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or, to the extent appointed by the Chief Executive Officer, the Chief Executive Officer. The Board of Directors may also delegate to any officer of the Corporation the power to appoint such other officers and to proscribe their respective duties and powers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-laws.

Section 2. Term. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, except that any vacancy in any office that has been appointed by the Chief Executive Officer or any other officer of the Corporation may be filled by the person who has the authority to fill that office.

Section 3. Resignations. Any officer of the Corporation may resign at any time by giving written notice of such officer’s resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4. Removal. Any officer may be removed at any time by the Board of Directors with or without cause, except that any officer appointed by the Chief Executive Officer or any other officer of the Corporation may also be removed at any time by the Chief Executive Officer or any other officer who had appointed that officer with or without cause.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided, however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or regulation, including any exchange or market upon which the Corporation’s securities are then listed for trading or quotation.

Section 6. Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation (if the Board of Directors, in its discretion, chooses to make the Chairman of the Board an officer of the Corporation) and, if present, shall preside at each meeting of the Board of Directors or the stockholders. The

Chairman of the Board shall advise and counsel with the Chief Executive Officer, and in the Chief Executive Officer’s absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 1. Stock Certificates. The shares of capital stock of the Corporation may be uncertificated or may be represented by certificates. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form.

Section 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed. When authorizing such issuance, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as applicable.

Section 4. Transfers of Stock. The capital stock of the Corporation shall be transferred only upon the books of the Corporation either (a) if such shares are certificated, by the surrender to the Corporation or its transfer agent of the old stock certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or (b) if such shares are uncertificated, upon proper instructions from the holder thereof (or such holder’s attorney lawfully constituted in writing), in each case with such proof of the authenticity of instruction and/or signature as the Corporation or its transfer agent may reasonably require. Prior to due presentment for registration of transfer of a security (whether certificated or uncertificated), the Corporation shall treat the registered owner of such security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all the rights and powers of such security.Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Amended and Restated By-laws, as it may deem expedient concerning the issue, transfer and registration of stock certificates or uncertificated shares of the Corporation.

Section 7. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however , that the Board of Directors may fix a new record date for the adjourned meeting.

Section 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. General. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) brought by reason of the fact that such person (the “Indemnitee”) is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation (unless such Proceeding was brought by or in the right of the Indemnitee without the prior written approval of the Board of Directors) to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all expenses, liabilities, losses and claims (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts to be paid in settlement) actually incurred or suffered by such Indemnitee in connection with such Proceeding (collectively, “Losses”). Without diminishing the scope of the indemnification provided by this Section 1, the rights of indemnification of an Indemnitee provided hereunder shall include but not be limited to those rights set forth in this Article VI.

Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (also an “Indemnitee”) is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against Losses actually incurred or suffered by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of the Indemnitee unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification in Certain Cases. Notwithstanding any other provision of this Article VI, to the extent that an Indemnitee has been wholly successful on the merits or otherwise in any Proceeding referred to in Sections 1 or 2 of this Article VI on any claim, issue or matter therein, the Indemnitee shall be indemnified against Losses actually incurred or suffered by the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Indemnitee, against Losses actually incurred or suffered by the Indemnitee in connection with each successfully resolved claim, issue or matter. In any review or Proceeding to determine such extent of indemnification, the Corporation shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved. For purposes of this Section 3 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

Section 4. Procedure.

(a) Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper (except that the right of the Indemnitee to receive payments pursuant to Section 5 of this Article VI shall not be subject to this Section 4) in the circumstances because the Indemnitee has met the applicable standard of conduct. Such determination shall be made promptly, but in no event later than sixty (60) days after receipt by the Corporation of the Indemnitee’s written request for indemnification. The Secretary of the Corporation shall, promptly upon receipt of the Indemnitee’s request for indemnification, advise the Board of Directors that the Indemnitee has made such request for indemnification.

(b) The entitlement of the Indemnitee to indemnification shall be determined, with respect to a person who is a director or officer at the time of such determination, in the specific case (1) by the Board of Directors by a majority vote of the directors who are not parties to such Proceeding (the “Disinterested Directors”), even though less than a quorum, or (2) by a committee of the Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (3) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel, or (4) by the stockholders. The entitlement of the Indemnitee to indemnification shall be determined with respect to any person who is not a director or officer at the time of such determination by any means reasonably determined by the Corporation.

(c) In the event the determination of entitlement is to be made by independent legal counsel, such independent legal counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board of Directors to so select such independent legal counsel or upon failure of the Indemnitee to so approve, such independent legal counsel shall be selected by the American Arbitration Association in New York, New York or such other person as such Association shall designate to make such selection.

(d) If a determination is made pursuant to Section 4(b) of this Article VI that the Indemnitee is not entitled to indemnification to the full extent of the Indemnitee’s request, the Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 6 of this Article VI.

(e) If a determination pursuant to Section 4(b) of this Article VI with respect to entitlement to indemnification shall not have been made within sixty (60) days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by the Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(f) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of the Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or create a presumption that (with respect to any criminal action or proceeding) the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(g) For purposes of any determination of good faith hereunder, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Corporation or an affiliate, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or an affiliate in the course of their duties, or on the advice of legal counsel for the Corporation or an affiliate or on information or records given or reports made to the Corporation or an affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care to the Corporation or an affiliate. The Corporation shall have the burden of establishing the absence of good faith. The provisions of this Section 4(g) of this Article VI shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in these Amended and Restated By-laws.

(h) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or an affiliate shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under these Amended and Restated By-laws.

Section 5. Advances for Expenses and Costs. All expenses (including attorneys fees) incurred by or on behalf of the Indemnitee (or reasonably expected by the Indemnitee to be incurred by the Indemnitee within three months) in connection with any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 4 of this Article VI. The Indemnitee’s entitlement to such advancement of expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to these Amended and Restated By-laws. The financial ability of an Indemnitee to repay an advance shall not be a prerequisite to the making of such advance. Such statement or statements shall reasonably evidence such expenses incurred (or reasonably expected to be incurred) by the Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VI.

Section 6. Remedies in Cases of Determination not to Indemnify or to Advance Expenses.

(a) In the event that (i) a determination is made that the Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 5 of this Article VI or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 4 of this Article VI, the Indemnitee shall be entitled to seek a final adjudication either through an arbitration proceeding or in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance.

(b) In the event a determination has been made in accordance with the procedures set forth in Section 4 of this Article VI, in whole or in part, that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration referred to in paragraph (a) of this Section 6 shall be de novo and the Indemnitee shall not be prejudiced by reason of any such prior determination that the Indemnitee is not entitled to indemnification, and the Corporation shall bear the burdens of proof specified in Sections 3 and 4 of this Article VI in such proceeding.

(c) If a determination is made or deemed to have been made pursuant to the terms of Sections 4 or 6 of this Article VI that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by the Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(d) To the extent deemed appropriate by the court, interest shall be paid by the Corporation to the Indemnitee at a reasonable interest rate for amounts which the Corporation indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which the Indemnitee requested indemnification (or reimbursement or advancement of expenses) and ending with the date on which such payment is made to the Indemnitee by the Corporation.

Section 7. Rights Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 9. Definition of Corporation. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 10. Other Definitions. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

Section 11. Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment, alteration, rescission or replacement of these Amended and Restated By-laws or any provision hereof shall be effective as to an Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s position with the Corporation or any other entity which the Indemnitee is or was serving at the request of the Corporation prior to such amendment, alteration, rescission or replacement.

Section 12. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation.

Section 13. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VI as to all losses actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to the provisions of statute and the Amended and Restated Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Amended and Restated Certificate of Incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year and may be changed by resolution of the Board of Directors.

Section 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 7. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

ARTICLE VIII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of at least a majority of the voting power of all of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereon.

ARTICLE X

SEVERABILITY

If any provision of these Amended and Restated By-Laws is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully separable, and these Amended and Restated By-Laws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these Amended and Restated By-Laws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Notwithstanding the foregoing, if any provision or provisions of these Amended and Restated By-Laws shall be held to be invalid, illegal or unenforceable, but only as applied to any person or entity or specific circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and the application of such provision to other persons or entities shall not in any way be affected or impaired thereby.

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